                                                                   EXHIBIT  23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We consent to the incorporation by reference in this registration statement of Parametric Technology Corporation on Form S-8 of our reports dated October 16, 1996, on our audit of the consolidated financial statements and financial statement schedule of Parametric Technology Corporation as of September 30, 1996, and for the year then ended, which reports are included or incorporated by reference in the Annual Report on Form 10-K of Parametric Technology Corporation for the year ended September 30, 1996.



                                      /s/ COOPERS & LYBRAND L.L.P.

                                      COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
June 2, 1997






                                       9